UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2011, Cano Petroleum, Inc. (“Cano”) received a letter from NYSE Amex LLC (the “Exchange”) indicating that the Exchange has determined that Cano is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to Cano’s failure to timely file its annual report on Form 10-K for the year ended June 30, 2011 (the “Annual Report”) with the Securities and Exchange Commission.  In addition, the Exchange asserted that Cano’s failure to timely file its Annual Report is a material violation of its listing agreement with the Exchange.  Pursuant to the Exchange’s rules, Cano has until October 28, 2011 to submit a plan advising the Exchange of actions it has taken, or will take, that would bring Cano back into compliance with Sections 134 and 1101 of the Company Guide by no later than January 12, 2012.

The Company filed its Annual Report on October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 20, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer